                                                                  EXHIBIT 11


                       SUN TELEVISION AND APPLIANCES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
           For the quarters ended August 31, 1996 and August 26, 1995
                     (In thousands except per share amounts)

                                                              For the
                                                          Quarters Ended
                                                       ------------------------
                                                       August 31,     August 26,
                                                         1996            1995
                                                       ----------     ---------
Net (loss) income                                      $ (2,561)        $  2,256
                                                       ========         ========
Common shares outstanding:

    Weighted average                                     17,406           17,278
    Dilutive effect of stock options                         47              163
                                                       --------         --------
    Weighted average shares used to  calculate
       primary earnings per share                        17,453           17,441

    Add net additional dilutive effect of stock
       options using period-end market price                ---              ---
                                                       --------         --------
    Weighted average shares used to calculate
       fully diluted earnings per share                  17,453           17,441
                                                       ========         ========
Net (loss) income per share

    Assuming primary dilution                          $   (.15)        $    .13
                                                       ========         ========
    Assuming full dilution                             $   (.15)        $    .13
                                                       ========         ========

                                                                    EXHIBIT 11

                       SUN TELEVISION AND APPLIANCES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
          For the six months ended August 31, 1996 and August 26, 1995
                     (In thousands except per share amounts)

                                                               For the
                                                            Six Months Ended
                                                       -------------------------
                                                       August 31,     August 26,
                                                         1996             1995
                                                       ----------     ----------
Net (loss) income                                      $ (7,149)        $  2,466
                                                       ========         ========
Common shares outstanding:

    Weighted average                                     17,385           17,278
    Dilutive effect of stock options                         59              184
                                                       --------         --------
    Weighted average shares used to  calculate
       primary earnings per share                        17,444           17,462

    Add net additional dilutive effect of stock
       options using period-end market price                ---              ---
                                                       --------         --------
    Weighted average shares used to calculate
        fully diluted earnings per share                 17,444           17,462
                                                       ========         ========
Net (loss) income per share

    Assuming primary dilution                          $   (.41)        $    .14
                                                       ========         ========
    Assuming full dilution                             $   (.41)        $    .14
                                                       ========         ========